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                                                                    EXHIBIT 10.7

                   1994 Long-Term Incentive Compensation Plan
                        NON-QUALIFIED STOCK OPTION NOTICE


[NAME]                                      Grant Date:            March 6, 2001
[ADDRESS]                                   Shares Granted:
[CITY, STATE ZIP]                           Stock Option Price:
                                            Last Date to Exercise: March 5, 2011


We are pleased to inform you that the Compensation Committee of the Board has granted you an option to purchase Reliant Energy's common stock. Your grant has been made under the Company's 1994 Long-Term Incentive Compensation Plan (the "Plan"), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan is attached. Please review it carefully.

VESTING:
Subject to the terms of the Plan, shares vest according to the following vesting schedule:

      DATE OF VESTING          NUMBER SHARES VESTING
--------------------------------------------------------
        03/06/2002
--------------------------------------------------------
        03/06/2003
--------------------------------------------------------
        03/06/2004
--------------------------------------------------------


EXERCISE:
You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

EMPLOYMENT REQUIREMENTS:
Standard: Upon termination of employment all vesting of shares on this grant will cease and the unvested portion will be canceled. However, the vested portion shall remain exercisable for three (3) years from your date of termination or until the expiration of the grant on 03/05/2011, whichever occurs first.

Death, Disability or Retirement: Upon termination after age 60 but prior to age 65 the vested portion of your Option shall remain exercisable for three (3) years from your date of termination or until the expiration of the grant on 03/05/2011, whichever occurs first. However, if your termination is due to retirement at or after the age of 65, your option shall automatically become fully vested and will remain exercisable for three (3) years from your date of retirement or until the expiration of the grant on 03/05/2011, whichever occurs first.

TAXES AND WITHHOLDING:
This option is not intended to be an Incentive Stock Option, as defined under
Section 422(b) of the Internal Revenue Code. Therefore, upon exercise of a Non-Qualified Stock Option, you will need to remit payment for all taxes in accordance with the Plan.

ADJUSTMENT OF OPTION:
As provided in the Plan, the exercise price of this Option and/or the number of shares granted under this Option may be adjusted upon any recapitalization, merger, distribution, or other change in the capital stock of the Company. Accordingly, assuming the proposed spin-off of Reliant Resources, Inc. occurs during the term of this Option, the exercise price of this Option and/or number of shares granted under this Option may be adjusted in such equitable manner as prescribed by the Committee. You will be notified of any such change.